SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                        Norfolk Southern Railway Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

NOTICE AND PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS


NORFOLK SOUTHERN RAILWAY COMPANY
THREE COMMERCIAL PLACE, NORFOLK, VIRGINIA 23510-2191

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON TUESDAY, MAY 27, 2003

--------------------------------------------------------------------------------


     The Annual Meeting of Stockholders of Norfolk Southern Railway Company will be held on the 19th Floor of the Norfolk Southern Tower, Three Commercial Place, Norfolk, Virginia, on Tuesday, May 27, 2003, at 11 o'clock A.M., Eastern Daylight Time, for the following purposes:

          1. Election of one director to the class whose term will expire in 2006.

          2. Transaction of such other business as properly may come before the meeting.

     Stockholders of record at the close of business on March 21, 2003, will be entitled to vote at the meeting.

                                  By order of the Board of Directors,
                                          REGINALD J. CHANEY,
                                         Corporate Secretary.

     Dated: April 7, 2003

IF YOU DO NOT EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

                        NORFOLK SOUTHERN RAILWAY COMPANY
                             THREE COMMERCIAL PLACE
                          NORFOLK, VIRGINIA 23510-2191

                                                                   April 7, 2003


                                 PROXY STATEMENT

     On March 7, 2003, we began mailing to you and other stockholders the Company's Annual Report and its Form 10-K Report (the Annual Report and Form 10-K Report together, hereinafter, "annual report") for 2002, which contains important financial and narrative information. On April 7, 2003, we expect to begin mailing to you and other stockholders this Proxy Statement and the accompanying proxy card, both of which relate to the Board of Directors' solicitation of your proxy for use at the Annual Meeting of Stockholders to be held May 27, 2003 ("2003 Annual Meeting"). Only stockholders of record on March 21, 2003, are entitled to vote at the 2003 Annual Meeting. As of January 31,
2003, the Company had issued and outstanding 1,197,027 shares of $2.60 Cumulative Preferred Stock, Series A ("Preferred Stock"), and 16,668,997 shares of Common Stock. Of these shares, 1,096,907 shares of Preferred Stock (this total excludes 100,120 shares held by Company subsidiaries and/or in a fiduciary capacity), and all shares of Common Stock are entitled to one vote per share. All the Common Stock is owned directly by Norfolk Southern Corporation ("NS").

     IF YOU PROPERLY SIGN THE ENCLOSED PROXY CARD AND TIMELY RETURN IT TO THE BANK OF NEW YORK, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED IN ACCORDANCE WITH ITS TERMS.

     ANY STOCKHOLDER OF RECORD MAY REVOKE A SIGNED AND RETURNED PROXY CARD AT ANY TIME BEFORE THE PROXY IS VOTED BY: (A) GIVING PRIOR NOTICE OF REVOCATION IN ANY MANNER TO THE COMPANY; (B) EXECUTING AND DELIVERING A SUBSEQUENT PROXY; OR (C) ATTENDING THE 2003 ANNUAL MEETING AND VOTING IN PERSON.

     If shares are held for you in street name as the beneficial owner through a broker, bank or other nominee, you may vote your shares by submitting voting instructions to your broker or nominee. Please refer to the voting instruction card included with these materials by your broker or nominee.

     The cost of soliciting these proxies will be paid by the Company, including the reimbursement, upon request, of brokerage firms, banks and other institutions, nominees and trustees for the reasonable expenses they incur to forward proxy materials to beneficial owners. Officers and other regular employees of the Company may solicit proxies by telephone, telegram, facsimile, electronic mail or personal interview; they receive no additional compensation for doing so.

     In accordance with Rule 14a-3(e)(1) promulgated by the Securities and Exchange Commission ("SEC"), multiple beneficial stockholders sharing an address may receive a single annual report and proxy statement, unless the intermediary or the Company has received contrary instructions from one or more of the stockholders. Upon oral or written request, the Company will promptly deliver a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. If you would like a separate copy of this Proxy Statement or the annual report for 2002, or if you wish to receive a separate annual report or proxy statement in the future, you may contact: Reginald J. Chaney, Corporate Secretary, Norfolk Southern Railway Company, Three Commercial Place, 13th Floor, Norfolk, Virginia 23510 (telephone 757-629-2682).

     The Company does not currently plan to deliver a single annual report or proxy statement to multiple record stockholders sharing an address. However, if that procedure were to be used in the future for stockholders of record at a shared address, you would use the above contact to request delivery of a single document.

                                 CONFIDENTIALITY

     We have put policies in place to safeguard the confidentiality of proxies and ballots. The Bank of New York, New York, N.Y., which has been retained at an estimated cost of $2,200 to tabulate all proxies and ballots cast at the 2003 Annual Meeting, is bound contractually to maintain the confidentiality of the voting process. In addition, each Inspector of Election will have taken the oath required by Virginia law to execute duties faithfully and impartially.

     Members of the Board of Directors and employees of the Company do not have access to proxies or ballots and therefore do not know how individual stockholders vote on any matter. However, when a stockholder writes a question or comment on a proxy card or ballot, or when there is need to determine the validity of a proxy or ballot, Management and/or its representatives may be involved in providing the answer to the question or in determining such validity.

                 BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING
                         FOR WHICH YOUR PROXY IS SOUGHT

1.   ELECTION OF DIRECTOR

     The term of one director, L. I. Prillaman, will expire at the 2003 Annual Meeting.

     UNLESS YOU INSTRUCT OTHERWISE WHEN YOU GIVE US YOUR PROXY, IT WILL BE VOTED IN FAVOR OF THE REELECTION OF MR. L. I. PRILLAMAN AS A DIRECTOR FOR A THREE-YEAR TERM THAT EXPIRES IN 2006.

     If the nominee becomes unable to serve--something we have no reason to believe will occur--your proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the Board of Directors will reduce the number of directors.

     So that you have information concerning the independence of the process by which nominees and directors whose terms will continue after the 2003 Annual Meeting were selected, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or directors or among any of the nominees or directors and any officer and (2) that there is no arrangement or understanding between any nominee or director and any other person pursuant to which the nominee or director was selected.

     VOTE  REQUIRED  TO ELECT A  DIRECTOR:  Under  Virginia  law and  under  the
Company's Restated Articles of Incorporation, directors are elected at a meeting, so long as a quorum exists, by a plurality of the votes cast by the shares entitled to vote in the election. Abstentions or shares that are not voted, such as those held by a broker or other nominee who does not vote in person or return a proxy card, are not "cast" for this purpose.

     The following information relates to the nominee and the directors whose terms of office will continue after the 2003 Annual Meeting.


NOMINEE (FOR THE CLASS WHOSE TERM EXPIRES IN 2006)

L. I. PRILLAMAN, 59, Norfolk, Va.; Vice Chairman and Chief Marketing Officer of Norfolk Southern Corporation since August 1, 1998, and Vice President of
   Norfolk Southern Railway Company since May 30, 2000, having served prior thereto as Executive Vice President-Marketing of Norfolk Southern Corporation and Vice President and Chief Marketing Officer of Norfolk Southern Railway Company. Director of several Norfolk Southern Corporation and Norfolk Southern Railway Company subsidiaries. Mr. Prillaman has been a director since 1996.


CONTINUING DIRECTORS

DAVID R. GOODE,  62,  Norfolk,  Va.;  Chairman,  President  and Chief  Executive
  Officer of Norfolk Southern Corporation and President and Chief Executive Officer of Norfolk Southern Railway Company since September 1, 1992. Director of Norfolk Southern Corporation and several Norfolk Southern Corporation and Norfolk Southern Railway Company subsidiaries. Also a director of Caterpillar, Inc., Delta Air Lines, Inc., Georgia-Pacific Corporation and Texas Instruments Incorporated. Mr. Goode has been a director since 1992 and his term expires in 2004.

STEPHEN C. TOBIAS, 58, Norfolk, Va.; Vice Chairman and Chief Operating Officer of Norfolk Southern Corporation since August 1, 1998, and Vice President of Norfolk Southern Railway Company since May 30, 2000, having served prior thereto as Executive Vice President-Operations of Norfolk Southern Corporation and Vice President and Chief Operating Officer of Norfolk Southern Railway Company. Director of several Norfolk Southern Corporation and Norfolk Southern Railway Company subsidiaries. Also a director of Plum Creek Timber Company. Mr. Tobias has been a director since 1994 and his term expires in 2004.

HENRY C. WOLF, 60, Norfolk,  Va.; Vice Chairman and Chief  Financial  Officer of
  Norfolk Southern Corporation since August 1, 1998, and Vice President of Norfolk Southern Railway Company since

  May 30, 2000, having served prior thereto as Executive Vice President-Finance of Norfolk Southern Corporation and Vice President and Chief Financial Officer of Norfolk Southern Railway Company. Director of several Norfolk Southern Corporation and Norfolk Southern Railway Company subsidiaries. Mr. Wolf has been a director since 1994 and his term expires in 2005.


2.   OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the 2003 Annual Meeting other than as noted elsewhere in this Proxy Statement. If any other matters properly come before the meeting, the proxies received pursuant to this solicitation will be voted thereon in accordance with the judgment of the holders of such proxies.


                            SUPPLEMENTAL INFORMATION

     APPLICABLE RULES OF THE SEC REQUIRE THAT WE FURNISH YOU THE FOLLOWING INFORMATION RELATING TO THE OVERSIGHT AND MANAGEMENT OF YOUR COMPANY AND OF NORFOLK SOUTHERN CORPORATION AND TO CERTAIN MATTERS CONCERNING THE BOARD OF DIRECTORS AND THE EXECUTIVE OFFICERS.


                  BENEFICIAL OWNERSHIP OF NS AND COMPANY STOCK

     As of January 31, 2003, 100,120 shares, or approximately 8.4%, of the Company's Preferred Stock were held by Company subsidiaries and/or in a fiduciary capacity, and such Company subsidiaries did not have voting power with respect to any of such shares. NS held 246,355 shares, or approximately 20.5%, of the Company's Preferred Stock, and had sole voting power with respect to all of such shares.

     To the knowledge of the Company, no other person beneficially owns more than 5% of the Company's Preferred Stock. NS held 16,668,997 shares, or 100%, of the Company's Common Stock on January 31, 2003.

     The following table sets forth as of February 3, 2003, the beneficial ownership of Norfolk Southern Corporation Common Stock for:

     (1)  each  director  and  each  nominee   (including  the  Chief  Executive
          Officer);

     (2) each of the other four most highly compensated officers, based on the sum of salary and incentive pay for 2002, (three of whom are also directors or nominees), from the group of officers designated by the Board of Directors as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 ("Executive Officers"); and

     (3)  all directors and Executive Officers of the Company as a group.

     Unless otherwise indicated by footnote to the data in the table, all such shares are held with sole voting and investment powers, and no director or Executive Officer beneficially owns any equity securities of NS or its subsidiaries other than Norfolk Southern Corporation Common Stock. No one director or Executive Officer owns as much as 1% of the total outstanding shares of Norfolk Southern Corporation Common Stock. All of the Company's directors and Executive Officers as a group own 2.6% of the total outstanding shares of Norfolk Southern Corporation Common Stock. No director or Executive Officer owns any shares of the Company's Preferred Stock.

                                                      SHARES OF NORFOLK SOUTHERN
                                                       CORPORATION COMMON STOCK
                                                       BENEFICIALLY OWNED AS OF
NAME                                                       FEBRUARY 3, 2003
----                                                  --------------------------
David R. Goode                                               3,637,473(1)
L. I. Prillaman                                              1,000,264(2)
Stephen C. Tobias                                            1,008,087(3)
Henry C. Wolf                                                1,020,835(4)
James A. Hixon                                                 424,992(5)

15 Directors and Executive Officers as a group              10,483,657(6)
  (including the persons named above)

----------
     (1) Includes 12,324 shares credited to Mr. Goode's account in the NS Thrift and Investment Plan; 126,089 shares held by NS under share retention agreements pursuant to the NS Long-Term Incentive Plan over which Mr. Goode possesses voting power but has no investment power until the shares are distributed; 3,135,000 shares subject to stock options granted pursuant to the NS Long-Term Incentive Plan with respect to which Mr. Goode has the right to acquire beneficial ownership within 60 days; 122,520 restricted shares awarded to Mr. Goode pursuant to the NS Long-Term Incentive Plan over which Mr. Goode possesses voting power but has no investment power until the restriction period lapses; and 942 shares over which Mr. Goode shares voting and investment power.

     (2) Includes 24,968 shares credited to Mr. Prillaman's account in the NS Thrift and Investment Plan; 50,032 shares held by NS under share retention agreements pursuant to the NS Long-Term Incentive Plan over which Mr. Prillaman possesses voting power but has no investment power until the shares are distributed; 832,000 shares subject to stock options granted pursuant to the NS Long-Term Incentive Plan with respect to which Mr. Prillaman has the right to acquire beneficial ownership within 60 days; and 30,000 restricted shares awarded to Mr. Prillaman pursuant to the NS Long-Term Incentive Plan over which Mr. Prillaman possesses voting power but has no investment power until the restriction period lapses.

     (3) Includes 15,870 shares credited to Mr. Tobias' account in the NS Thrift and Investment Plan; 44,899 shares held by NS under share retention agreements pursuant to the NS Long-Term Incentive Plan over which Mr. Tobias possesses voting power but has no investment power until the shares are distributed; 854,500 shares subject to stock options granted pursuant to the NS Long-Term Incentive Plan with respect to which Mr. Tobias has the right to acquire beneficial ownership within 60 days; 30,000 restricted shares awarded to Mr. Tobias pursuant to the NS Long-Term Incentive Plan over which Mr. Tobias possesses voting power but has no investment power until the restriction period lapses; and 10,326 shares over which Mr. Tobias shares voting and investment power.

     (4) Includes 12,068 shares credited to Mr. Wolf's account in the NS Thrift and Investment Plan; 39,840 shares held by NS under share retention agreements pursuant to the NS Long-Term Incentive Plan over which Mr. Wolf possesses voting power but has no investment power until the shares are distributed; 877,000 shares subject to stock options granted pursuant to the NS Long-Term Incentive Plan with respect to which Mr. Wolf has the right to acquire beneficial ownership within 60 days; and 30,000 restricted shares awarded to Mr. Wolf pursuant to the NS Long-Term Incentive Plan over which Mr. Wolf possesses voting power but has no investment power until the restriction period lapses.

     (5) Includes 5,987 shares credited to Mr. Hixon's account in the NS Thrift and Investment Plan; 12,585 shares held by NS under share retention agreements pursuant to the NS Long-Term Incentive Plan over which Mr. Hixon possesses voting power but has no investment power until the shares are distributed; 375,000 shares subject to stock options granted pursuant to the NS Long-Term Incentive Plan with respect to which Mr. Hixon has the right to acquire beneficial ownership within 60 days; and 12,000 restricted shares awarded to Mr. Hixon pursuant to the NS Long-Term Incentive Plan over which Mr. Hixon possesses voting power but has no investment power until the restriction period lapses.

     (6) The NS Common Stock figure includes 139,866 shares credited to Executive Officers' individual accounts under the NS Thrift and Investment Plan. Also includes: 358,639 shares held by NS for such officers under share retention agreements pursuant to the NS Long-Term Incentive Plan over which the officer possesses voting power but has no investment power until the shares are distributed; 9,114,450 shares subject to stock options granted to Executive Officers pursuant to the NS Long-Term Incentive Plan with respect to which the optionee has the right to acquire beneficial ownership within 60 days; 344,520 restricted shares awarded to Executive Officers pursuant to the Corporation's Long-Term Incentive Plan and over which they possess voting power but no investment power until the restriction period lapses; and 11,268 shares over which Executive Officers share voting and investment power. Also includes 8,307 shares in which Executive Officers disclaim beneficial ownership.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and Executive Officers and any persons beneficially owning more than 10 percent of a class of the Company's stock to file certain reports of beneficial ownership and changes in beneficial ownership (Forms 3, 4 and 5) with the SEC and the New York Stock Exchange. Based solely on its review of copies of Forms 3, 4 and 5 available to it, or written representations that no Forms 5 were required, the Company believes that all required Forms concerning 2002 beneficial ownership were filed on time by all directors and Executive Officers.


                        BOARD OF DIRECTORS AND COMMITTEES

     On December 31, 2002, the Board of Directors of the Company consisted of four members. The Board is divided into three classes; the members of each class are elected for a term of three years, and each class contains as nearly as possible one third of the total number of directors. The Board of Directors has no audit, nominating or compensation committees. In 2002, the Board of Directors acted by unanimous written consent on sixteen separate occasions.

     The Executive Committee took no action in 2002; its members were David R. Goode, Chair, and Henry C. Wolf. This Committee is empowered to exercise, to the extent permitted by Virginia law, all the authority of the Board of Directors when the Board is not in session. All actions taken by the Committee are to be reported to the Board at its meeting next succeeding such action and are subject to revision or alteration by the Board.

                            COMPENSATION OF DIRECTORS

     Each of the directors was also an officer of the Company and an officer of NS and, as such, their compensation was determined in accordance with the NS Joint Committee Report Concerning the 2002 Compensation of Certain Executive Officers on page 15. No such director is paid a retainer, meeting fees or other compensation for service as a director.


         NS COMPENSATION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

     The members of the NS Compensation and Nominating Committee during 2002 were Mr. Carter, Chair, Mr. Hilliard, Ms. O'Brien and Mr. Pote. The members of the NS Performance-Based Compensation Committee during 2002 were Mr. Carter, Chair, Ms. O'Brien and Mr. Pote. Other than Mr. Hilliard's relationship with Brown Brothers Harriman & Co., which is reported in the Proxy Statement for the 2003 Annual Meeting of the Stockholders of Norfolk Southern Corporation, there were no reportable business relationships between NS and such individuals.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash compensation paid, as well as certain other compensation accrued or paid, to the Chief Executive Officer and to each of the other four most highly compensated executive officers of NS in 2002 (together, the "Named Executive Officers"), for service in all capacities to NS and its subsidiaries, including the Company, by the Named Executive Officers in the fiscal years ending December 31, 2002, 2001 and 2000.


                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                               ANNUAL COMPENSATION               COMPENSATION
                                       ----------------------------------    --------------------
                                                                               AWARDS     PAYOUTS
                                                                             ----------   -------
                                                                OTHER        SECURITIES
                                                                ANNUAL       UNDERLYING    LTIP        ALL OTHER
  NAME AND PRINCIPAL                   SALARY(1)   BONUS(1)  COMPENSATION(2)  OPTIONS(3) PAYOUTS(4)  COMPENSATION(5)
       POSITION              YEAR        ($)         ($)          ($)            (#)        ($)           ($)
  ------------------         ----     --------    -------    -------------   ----------  --------    ------------
David R. Goode               2002     970,833     883,944       932,322(7)    650,000   1,690,170      47,030
   Chairman, President and   2001     950,000     959,025       526,034(7)    525,000     426,410      49,545
   Chief Executive Officer   2000     950,000     410,400(6)    530,535(7)    525,000     167,130      62,343

L. I. Prillaman              2002     481,250     292,119       287,313       200,000     267,293      28,027
   Vice Chairman and Chief   2001     406,250     273,406        66,163       150,000     106,603      17,413
   Marketing Officer         2000     375,000     108,000        86,799       150,000      55,710      21,824

Stephen C. Tobias            2002     545,833     331,321       376,761       200,000     267,293      32,135
   Vice Chairman and Chief   2001     510,417     343,510       150,400       150,000     106,603      28,049
   Operating Officer         2000     500,000     144,000       164,377       150,000      55,710      33,821

Henry C. Wolf                2002     545,833     331,321       407,412       200,000     267,293      35,631
   Vice Chairman and Chief   2001     510,417     343,510       156,140       150,000     106,603      30,785
   Financial Officer         2000     500,000     144,000       176,612       150,000      55,710      37,804

James A. Hixon               2002     292,500     150,930       154,205       100,000     133,646      16,205
   Senior Vice President-    2001     270,000     154,454        33,768        60,000      35,534      12,307
   Administration            2000     235,000      63,450        38,854        60,000      16,713      12,582

----------
     (1) Includes portion of any salary or bonus award elected to be received on a deferred basis.

     (2) Includes amounts reimbursed for the payment of taxes on personal benefits. Also includes the amount by which the interest accrued on salary and bonuses deferred under the NS Officers' Deferred Compensation Plan exceeds 120% of the applicable Federal long-term rate provided under Section 1274(d) of the Code; for 2002, these amounts were: for Mr. Goode, $161,328; Mr. Prillaman, $25,031; Mr. Tobias, $114,599; Mr. Wolf, $130,296; and Mr. Hixon, $3,767.
Includes tax absorption payments in 2000 and 2001 for gains realized upon exercise of certain stock options. Includes awards paid in 2002 under the NS Stock Unit Plan: for Mr. Goode, $509,000; Mr. Prillaman, $244,320; Mr. Tobias, $244,320; Mr. Wolf, $244,320; and Mr. Hixon, $142,520.

    (3)  Options were granted without tandem SARs.

    (4) Represents the value of the "earn out" pursuant to the performance share feature of the NS Long-Term Incentive Plan for periods ended December 31, 2002, 2001 and 2000 (for 2002, performance shares were earned for achievements in the three-year period 2000-2002; for 2001, for achievements in the three-year period 1999-2001; and for 2000, for achievements in the three-year period 1998-2000).

    (5) Includes for 2002 (i) contributions of $5,500 to NS' 401(k) plan on behalf of each of the Named Executive Officers; and (ii) total premium payments (out-of-pocket cash cost) on "split dollar" life insurance policies: for Mr. Goode, $41,530; Mr. Prillaman, $22,527; Mr. Tobias, $26,635; Mr. Wolf, $30,131;
and Mr. Hixon, $10,705.

    (6) Represents the value of 26,520 Restricted Shares awarded to Mr. Goode effective January 29, 2001, pursuant to the terms of the NS Long-Term Incentive Plan, in lieu of the cash bonus Mr. Goode earned in 2000 pursuant to the NS Executive Management Incentive Plan. These Restricted Shares vested immediately, however Mr. Goode will not have investment power over the shares during a 36-month Restriction Period ending on January 29, 2004. Dividends will be paid on the Restricted Shares during the Restriction Period. Other than this grant, there were no restricted stock holdings by the Named Executive Officers outstanding at the end of the last fiscal year.

    (7) Includes personal use, as directed by resolution of the NS Board of Directors, of the NS aircraft valued at $143,456 for 2002; $164,683 for 2001; and $173,789 for 2000--calculated on the basis of the aggregate incremental cost of such use to NS.

LONG-TERM INCENTIVE PLAN

     The NS Long-Term Incentive Plan, as last approved by stockholders in 2001, provides for the award of Incentive Stock Options, Non-qualified Stock Options, Stock Appreciation Rights, Restricted Shares and Performance Share Units to officers and other key employees of both NS and certain of its subsidiaries (including the Company). The Performance-Based Compensation Committee of the NS Board of Directors ("Committee") administers the Plan and has the sole discretion, subject to certain limitations, to interpret the Plan; to select Plan participants; to determine the type, size, terms and conditions of awards under the Plan; to authorize the grant of such awards; and to adopt, amend and rescind rules relating to the Plan. Except for capital adjustments, the option price may not be decreased after the option is granted, nor may any outstanding option be modified or replaced through cancellation if the effect would be to reduce the price of the option, unless such repricing, modification or replacement is approved by the Corporation's stockholders.

     STOCK OPTIONS

     The following table sets forth certain information concerning the grant in 2002 of stock options under the NS Long-Term Incentive Plan to each Named Executive Officer:

                     OPTION/SAR* GRANTS IN LAST FISCAL YEAR

                                                                                                   GRANT DATE
                                       INDIVIDUAL GRANTS                                              VALUE
--------------------------------------------------------------------------------------------      ------------
                        NUMBER OF
                       SECURITIES         % OF TOTAL
                       UNDERLYING           OPTIONS                                                  GRANT
                         OPTIONS          GRANTED TO          EXERCISE OR                         DATE PRESENT
                        GRANTED(1)       EMPLOYEES IN        BASE PRICE(2)       EXPIRATION         VALUE(3)
NAME                       (#)            FISCAL YEAR        ($ PER SHARE)          DATE               ($)
-----                  -----------       -------------       -------------       -----------      ------------
D. R. Goode              650,000             8.80%               22.49            01/27/2012        7,696,000
L. I. Prillaman          200,000             2.71%               22.49            01/27/2012        2,368,000
S. C. Tobias             200,000             2.71%               22.49            01/27/2012        2,368,000
H. C. Wolf               200,000             2.71%               22.49            01/27/2012        2,368,000
J. A. Hixon              100,000             1.35%               22.49            01/27/2012        1,184,000

*No SARs were granted in 2002.

----------
     (1) These options (of which the first 4,446 granted to each Named Executive Officer are Incentive Stock Options and the remainder are Non-qualified Stock Options) were granted as of January 28, 2002, and are exercisable one year after the date of grant. Dividend equivalents are paid in cash on these options for five years in an amount equal to, and commensurate with, dividends paid on NS Common Stock.

     (2) The exercise price (Fair Market Value on the date of grant) may be paid in cash or in shares of NS Common Stock (previously owned by the optionee for at least one year next preceding the date of exercise) valued at Fair Market Value on the date of exercise.

     (3) In accordance with regulations of the SEC, the present value of the option grant on the date of grant was determined using the Black-Scholes statistical model. The actual amount, if any, a Named Executive Officer may realize upon exercise depends on the stock price on the exercise date;
consequently, there is no assurance the amount realized by a Named Executive Officer will be at or near the monetary value determined by using this statistical model.


     In the case of NS Common Stock, the Black-Scholes model used the following measures and assumptions:

     (a) a stock volatility factor of 0.4228: volatility was determined by an independent compensation consultant using monthly data averaged over the 60-month period January 1, 1997, through December 31, 2001;

     (b) a dividend yield of 1.24%: yield was determined monthly and averaged over the 60-month period January 1, 1997, through December 31, 2001;

     (c) a 2001 risk-free rate of return of 5.40%: this represents the monthly average 10-year Treasury strip rate during 2001, the year prior to the issuance of these options; and

     (d)  that the option will be exercised during its 10-year term.

     The foregoing produces a Black-Scholes factor of 0.5264 and a resulting present value of $11.84 for each share of NS Common Stock subject to the 2002 option grant; the factor and resulting present value have not been adjusted to reflect (i) that options cannot be exercised during the first year of their 10-year term or (ii) the payment of dividend equivalents on unexercised options.

     The following table sets forth certain information concerning the exercise of options by each Named Executive Officer during 2002 and the number of unexercised options held by each as of December 31, 2002:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                       VALUE OF UNEXERCISED
                                                NUMBER OF SECURITIES UNDERLYING      IN-THE-MONEY OPTIONS/SARS
                                                  UNEXERCISED OPTIONS/SARS AT        ------------
                     SHARES                                 FY-END                          AT FY-END(1)
                   ACQUIRED ON       VALUE                    (#)                               ($)
                    EXERCISE       REALIZED     -------------------------------   -------------------------------
NAME                   (#)            ($)       EXERCISABLE*      UNEXERCISABLE   EXERCISABLE(7)  UNEXERCISABLE(8)
----               ----------      --------     -----------       -------------   -------------   ---------------
D. R. Goode        120,000(2)      94,404(2)      2,175,000          650,000        3,726,187            --
L. I. Prillaman     15,000(3)      13,450(3)       552,000           200,000        1,064,625            --
S. C. Tobias        15,000(4)      14,725(4)       574,500           200,000        1,064,625            --
H. C. Wolf          15,000(5)      11,800(5)       597,000           200,000        1,064,625            --
J. A. Hixon          7,500(6)       7,362(6)       235,000           100,000          425,850            --

*Reports, for each Named Executive Officer, the total number of unexercised options that have passed the first anniversary of their grant date.

----------
     (1) Equal to the mean ($19.755) of the high and low trading prices on the New York Stock Exchange-Composite Transactions of NS Common Stock on December 31, 2002, less the exercise prices of in-the-money options, multiplied by the number of such options.

     (2) Mr. Goode surrendered 115,684 shares of stock already owned in full satisfaction of the exercise price of options on 120,000 shares.

     (3) Mr. Prillaman surrendered 14,389 shares of stock already owned in full satisfaction of the exercise price of options on 15,000 shares.

     (4) Mr. Tobias surrendered 14,333 shares of stock already owned in full satisfaction of the exercise price of options on 15,000 shares.

     (5) Mr. Wolf surrendered 14,461 shares of stock already owned in full satisfaction of the exercise price of options on 15,000 shares.

     (6) Mr. Hixon surrendered 7,167 shares of stock already owned in full satisfaction of the exercise price of options on 7,500 shares.

     (7) Because the market price of NS Common Stock on December 31, 2002, ($19.755) was below the exercise price of options granted in 1999 and for all earlier years, they are "out-of-the-money" and have

(no reportable value. The numbers shown are for the options granted in 2000 and 2001, which are in-the-money.

     (8) Because the market price of NS Common Stock on December 31, 2002, ($19.755) was below the exercise price of options granted in 2002, they are "out-of-the-money" and have no reportable value.

     PERFORMANCE SHARE UNITS ("PSUS")

     The following table sets forth certain information concerning the grant in 2002 of PSUs under the NS Long-Term Incentive Plan to each Named Executive
Officer. These PSU grants entitle a recipient to "earn out" or receive performance compensation at the end of a three-year performance cycle (2002-2004) based on the performance of NS during that three-year period. Under the 2002 award, corporate performance will be measured using three predetermined and equally weighted standards; that is, EACH of the following performance areas will serve as the basis for "earning out" up to ONE THIRD of the total number of PSUs granted: (1) three-year average NS return on average capital invested ("ROACI"), (2) three-year average NS operating ratio and (3) three-year total return to NS stockholders. A more detailed discussion of these performance criteria can be found in the NS Joint Committee Report Concerning the 2002 Compensation of Certain Executive Officers under the caption, "Long-Term Incentive Plan," beginning on page 17.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR
                            (PERFORMANCE SHARE UNITS)


                            NUMBER OF             PERFORMANCE              ESTIMATED FUTURE PAYOUTS UNDER
                             SHARES,               OR OTHER                  NON-STOCK PRICE-BASED PLANS
                            UNITS OR             PERIOD UNTIL        ------------------------------------------
                         OTHER RIGHTS(1)          MATURATION           THRESHOLD       TARGET(2)       MAXIMUM
NAME                          (#)                  OR PAYOUT              (#)            (#)             (#)
------                   -------------           ------------        -----------       --------        --------
D. R. Goode                  125,000              01/01/02-                0            19,750         125,000
                                                  12/31/04
L. I. Prillaman               40,000              01/01/02-                0             6,320          40,000
                                                  12/31/04
S. C. Tobias                  40,000              01/01/02-                0             6,320          40,000
                                                  12/31/04
H. C. Wolf                    40,000              01/01/02-                0             6,320          40,000
                                                  12/31/04
J. A. Hixon                   15,000              01/01/02-                0             2,370          15,000
                                                  12/31/04

----------
     (1) "Earn outs" may be satisfied in cash or in shares of NS Common Stock (or in some combination of the two).

     (2) The NS Long-Term Incentive Plan does not provide a performance target for an "earn out" under this feature of the Plan; consequently, this column represents 15.8% of the maximum potential "earn out," which, in accordance with applicable rules of the SEC, is the percentage actually "earned out" under the Plan at the end of the performance cycle which ended on December 31, 2001.

PENSION PLANS

     The following table sets forth the estimated annual retirement benefits payable on a qualified joint-and-survivor-annuity basis in specified remuneration and years of creditable service classifications under NS' qualified defined benefit pension plans, as well as nonqualified supplemental pension plans that provide benefits otherwise denied participants because of certain Internal Revenue Code limitations on qualified plan benefits. It is assumed, for purposes of the table, that an individual retired in 2002 at age 65 (normal retirement age) with the maximum allowable Railroad Retirement Act annuity. The benefits shown are in addition to amounts payable under the Railroad Retirement Act.


                               PENSION PLAN TABLE

                      ESTIMATED ANNUAL RETIREMENT BENEFITS
                         FOR YEARS OF SERVICE INDICATED

                                                 YEARS OF CREDITABLE SERVICE
                    ----------------------------------------------------------------------------------------
REMUNERATION          15              20              25              30              35              40
------------        -------         -------         -------         --------        --------        --------
   $ 300,000       $ 47,954        $ 69,063        $ 90,173        $  111,282      $  132,392      $  153,501
     400,000         70,454          99,063         127,673           156,282         184,892         213,501
     500,000         92,954         129,063         165,173           201,282         237,392         273,501
     600,000        115,454         159,063         202,673           246,282         289,892         333,501
     700,000        137,954         189,063         240,173           291,282         342,392         393,501
     800,000        160,454         219,063         277,673           336,282         394,892         453,501
     900,000        182,954         249,063         315,173           381,282         447,392         513,501
   1,000,000        205,454         279,063         352,673           426,282         499,892         573,501
   1,100,000        227,954         309,063         390,173           471,282         552,392         633,501
   1,200,000        250,454         339,063         427,673           516,282         604,892         693,501
   1,300,000        272,954         369,063         465,173           561,282         657,392         753,501
   1,400,000        295,454         399,063         502,673           606,282         735,000         813,501
   1,500,000        317,954         429,063         540,173           651,282         762,392         873,501
   1,600,000        340,454         459,063         577,673           696,282         814,892         933,501
   1,700,000        362,954         489,063         615,173           741,282         867,392         993,501
   1,800,000        385,454         519,063         652,673           786,282         919,892       1,053,501
   1,900,000        407,954         549,063         690,173           831,282         972,392       1,113,501
   2,000,000        430,454         579,063         727,673           876,282       1,024,892       1,173,501
   2,100,000        452,954         609,063         765,173           921,282       1,077,392       1,233,501
   2,200,000        475,454         639,063         802,673           966,282       1,129,892       1,293,501
   2,300,000        497,954         669,063         840,173         1,011,282       1,207,500       1,353,501

     Under the pension plans, covered compensation includes salary and bonus; each officer can expect to receive an annual retirement benefit equal to average annual compensation for the five most highly compensated years out of the last ten years of creditable service multiplied by the number that is equal to 1.5% times total years of creditable service, but not in excess of 60% of such average compensation, less an offset for the annual Railroad Retirement Act annuity.

     The respective five-year average compensation and approximate years of creditable service, as of January 1, 2003, for each Named Executive Officer were: Mr. Goode, $1,818,552 and 37 years;

Mr. Prillaman, $659,325 and 33 years; Mr. Tobias, $830,029 and 33 years; Mr. Wolf, $830,029 and 30 years; and Mr. Hixon, $393,727 and 18 years.

     The NS Board of Directors approved on September 25, 2001, NS entering into agreements with each of Messrs. Prillaman, Tobias and Wolf, providing enhanced pension benefits in exchange for each individual's continued employment with NS for an additional two years. If the individual remains employed with NS through September 30, 2003, he will receive an additional three years of creditable service and his benefit will be based on average annual compensation for the three most highly compensated years, instead of the five most highly compensated years, out of the last ten years of creditable service.


CHANGE-IN-CONTROL ARRANGEMENTS

     In May 1996, the NS Compensation and Nominating Committee recommended, and the NS Board of Directors approved, NS' entering into change-in-control agreements ("Agreements") with each of the Named Executive Officers and with certain other key employees. These Agreements, the terms of which were reviewed by outside counsel, were first filed as an exhibit to NS' Report on Form 10-Q for the period ended June 30, 1996, and refiled as an exhibit to NS' 2001 Annual Report on Form 10-K, and provide certain economic protections in the event of an involuntary or other specified Termination (each term with an initial capital letter is defined in the Agreements) of a covered individual during a period of twenty-four months next following a Change in Control of NS. As consideration for these Agreements and to help encourage management continuity, covered individuals agreed not to engage in Competing Employment for a period of (a) three years, in most cases, from the date they execute an Agreement and (b) one year from their Termination Date, if they accept benefits payable or provided under the Agreements.

     These Agreements are terminable by either NS or a covered employee on twenty-four months' notice; however, the term of the prohibition on engaging in Competing Employment is not affected by an Agreement's being terminated.

     Generally, these Agreements provide for (a) severance compensation payments (not continued employment) equal, in the case of each Named Executive Officer, to three times the sum of their Base Pay and Incentive Pay (most other covered employees are entitled to receive a lower multiple of Base Pay and Incentive
Pay); (b) redemption of outstanding Performance Share Units and of outstanding, exercisable options (subject to restrictions, if any, in the case of persons, such as each Named Executive Officer, imposed under Section 16 of the Securities Exchange Act of 1934) and payment of dividend equivalents foregone as a result of the redemption of such options; (c) payment of an amount equal to the present value of the projected value of amounts deferred under the NS Officers' Deferred Compensation Plan; (d) eligibility for certain Benefits (principally medical, insurance and death benefits) for up to three years following Termination; and
(e) certain additional service credit under NS' retirement plans. The Agreements also provide for payment of any Federal excise tax that may be imposed on payments made pursuant to these Agreements.

     In 2002, the NS Board of Directors agreed to abide by a stockholder approved proposal that future severance agreements with senior executives that exceed 2.99 times the sum of the executive's base salary plus bonus be approved by stockholders.

                      NS JOINT COMMITTEE REPORT CONCERNING
               THE 2002 COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

     This Report describes Norfolk Southern Corporation's Executive Officer compensation philosophy, the components of its compensation program and the manner in which 2002 compensation determinations were made for the Corporation's Chairman, President and Chief Executive Officer, David R. Goode, and for the four other officers (collectively, including Mr. Goode, referred to in this report as the "Named Executive Officers") whose 2002 compensation is reported in the Summary Compensation Table of this Proxy Statement.

     The NS Board's Compensation and Nominating Committee ("C&N Committee") and its Performance-Based Compensation Committee ("PBC Committee") are composed entirely of directors who are not also officers of NS and met, respectively, six times and two times during 2002. Among other things, the C&N Committee is responsible for recommending to the NS Board the salaries of Executive Officers and administering NS' annual cash incentive plans (the Executive Management Incentive Plan and the Management Incentive Plan) and the NS Stock Unit Plan. The PBC Committee is responsible for administering the NS Long-Term Incentive Plan, as amended and last approved by NS stockholders at their May 2001 Annual Meeting, which authorizes awards of stock options and performance share units and certain other equity-based incentive awards.

     BASE SALARY: While the Board believes that a substantial portion of each Executive Officer's total compensation should be "performance-based," both it and the C&N Committee seek to assure that the base salaries of the Executive Officers are competitive with those earned by individuals in comparable positions.

     Specifically,  the C&N  Committee  compares  Mr.  Goode's  base salary with salaries paid to chief executive officers of other holding companies of Class I railroads (the same companies comprising the S&P Railroad Index included in the Performance Graph) and of other U.S. corporations of comparable size. The base salaries of the other Named Executive Officers--as well as all other Executive Officers of the Corporation--are evaluated, principally by Mr. Goode, relative to survey data of base salaries for comparable positions at a large number of U.S. corporations of comparable size, including but not limited to those included in the S&P 500 Index and S&P 500 Railroad Index; both of these indices are included in the Performance Graph. These data are compiled by the Corporation's Human Resources Department and by an outside compensation consultant. The Committee's general intention is to set the base salaries of the Executive Officers around the 50th percentile of their peers in the respective groups with which they are compared.

     Mr. Goode discusses with the Committee the specific contributions and performance of each of the Executive Officers, including each of the other Named Executive Officers. Based on such evaluations, comparative salary data and each such Executive Officer's performance in light of the length of service in his current position, Mr. Goode makes base salary recommendations which are submitted for Committee and Board approval.

     Mr. Goode makes no recommendation concerning, nor does he play any role in determining, his base salary (or other compensation), which is set by the Board. As noted, the C&N Committee customarily seeks to set the NS Chairman, President and CEO's base salary between the 25th and 50th percentile of the base salaries paid to CEOs of other U.S. corporations of comparable size and competitively (within the mid-range of compensation practice) with those of the chairmen of the other holding companies of Class I railroads. Mr. Goode's base salary in 2002 was between the 25th and the 50th percentile.

     Mr. Goode received a base salary increase in August 2002, his first salary increase since 1999. This decision, not tied to or based on the application of any specific formula, reflected the Board's assessment of the Corporation's performance in 2001 and year-to-date 2002, including its total operating revenues and net income, and market analysis considerations. The base salaries of each of the other Named Executive Officers were increased in 2002, based on their performance and market analyses.

     EXECUTIVE MANAGEMENT INCENTIVE PLAN ("EMIP"): The Corporation's EMIP is designed and administered to ensure that a significant portion of each Executive Officer's total annual cash compensation is based on the Corporation's annual financial performance. Awards to Executive Officers including Named Executive Officers, and to participants in the Corporation's Management Incentive Plan (MIP) are paid, if at all, based on the Corporation's performance relative to two pre-determined criteria: operating ratio for the year and pre-tax net income; the performance standards relative to these two criteria are established by the C&N Committee not later than the end of the first month of each incentive year.

     It is the C&N Committee's philosophy that, to the extent the Corporation achieves EMIP goals, the total of each Executive Officer's base salary and EMIP award should become increasingly competitive with the total annual cash compensation paid by comparable organizations. In years in which those goals are not realized, the Executive Officers will receive less or no incentive pay.

     Specifically, incentive pay opportunities for Mr. Goode are determined annually by the C&N Committee by comparing Mr. Goode's total annual cash compensation with that paid to the chief executive officers of all other holding companies of Class I railroads (the same companies comprising the S&P Railroad Index included in the Stock Performance Graph) and of other U.S. corporations of comparable size. Incentive pay opportunities for the other Executive Officers are determined annually by the C&N Committee based on its review of the annual cash compensation of comparable positions at companies of comparable size, including but not limited to those identified in the Stock Performance Graph.

     Using those criteria, in November of 2001 the C&N Committee set Mr. Goode's target 2002 incentive opportunity at 150% of his 2002 base salary, Mr. Prillaman's, Mr. Tobias' and Mr. Wolf's at 100% of their 2002 base salary and Mr. Hixon's at 85% of his 2002 base salary. At the same time, the C&N Committee raised the performance standards for both operating ratio and pre-tax net income. Actual payments, if any, are based on the extent to which established performance standards are achieved.

     For 2002, Mr. Goode and all other Executive Officers earned EMIP awards and each of the other officers and key employees earned EMIP or MIP awards, as applicable, equal in the case of each such individual to 60.7% of that individual's target incentive opportunity.

     NS STOCK UNIT PLAN ("PLAN"): The Board adopted the NS Stock Unit Plan in July 2001 to provide for the grant of stock units whose value is measured by the fair market value of the Corporation's common stock and which is payable in cash upon satisfaction of applicable restrictions. In July 2001, the C&N Committee granted awards under the Plan to Mr. Goode and each of the other Executive Officers. The 2001 NS Stock Unit awards were subject to a one-year performance period, and the C&N Committee could adjust the awards at any time during the performance period to increase or decrease the award based on the performance of the Corporation or on the individual's performance. The Committee evaluated the awards in July 2002 based on the improvement in NS' operating ratio (3.42 percent) and free cash flow ($683 million) during the performance period. Based on the improvement in both measures, the Committee did not make any adjustments. Accordingly, the 2001 NS Stock Unit awards were paid in full in July 2002 upon expiration of the twelve month performance period, and these awards are included as an element of total 2002 cash compensation for Mr. Goode and the other Named Executive Officers.

     As a result, total 2002 cash compensation--2002 base salary and NS Stock Unit awards and 2002 EMIP awards paid in 2003--earned by Mr. Goode was positioned at approximately the 58th percentile. No NS Stock Unit awards were made during 2002.

     LONG-TERM INCENTIVE PLAN ("LTIP"): The Board and the PBC Committee believe that a substantial component of each Executive Officer's total direct compensation should be based on and reflect the Corporation's efficient use of assets, its profitability and the total returns (stock price appreciation and dividends) to its stockholders. This objective is supported through the making of annual grants of stock options and performance share units to each of the Corporation's Executive Officers, including each of the Named Executive Officers.

     These LTIP arrangements are intended to ensure that the longer-term financial interests of the Executive Officers are directly aligned with those of the Corporation's stockholders and to provide the Executive Officers with the opportunity to acquire a meaningful beneficial stock ownership position in the Corporation.

     In determining LTIP awards, the size of prior grants is analyzed within a current total direct compensation framework predicated on a review of both the long-term awards and the total compensation (base salary, short-and long-term awards) of comparable positions in U.S. companies of comparable size. The mix of options and performance share units may vary from year to year to reflect the relative expected value of each type of award and certain other considerations. The number of stock options and performance share units granted in any year is determined so as to place the total compensation of Mr. Goode and the Executive Officers, when corporate performance warrants, around or above the 75th percentile of total direct compensation for their respective peer groups.

     At its January 2002 meeting, the PBC Committee granted stock options to each of the Executive Officers, including each of the Named Executive Officers, and to other officers and key employees at an exercise price equal to the fair market value of the shares on the date of grant. These options are exercisable during a ten-year period following the date of grant, after a one-year vesting period has elapsed.

     For all stock options granted in 2002 to the Executive Officers, for the first five (5) years following the date stock options are granted, the Corporation pays in cash to each Executive Officer dividend equivalents on unexercised options equal to the dividend paid on the Corporation's Common Stock.

     At the same January 2002 meeting, the PBC Committee granted performance share units which provide the Executive Officers, including each of the Named Executive Officers, and other recipients the opportunity to earn awards (that will be paid either in cash or in shares of the Corporation's Common Stock, or in some combination thereof) during the first quarter of 2005. The number of performance share units actually payable to recipients is based on criteria specified in LTIP, last approved by stockholders at their May 2001 Annual Meeting--specifically, the Corporation's three-year (I.E., 2002-2004) average Return on Average Capital Invested, three-year average Operating Ratio and three-year Total Stockholder Return, evaluated relative to performance measures established by the PBC Committee and set out in the schedules below. One-third of the performance share units granted in 2002 are available to be earned based on each of the three performance criteria.

     --------------------------------          -------------------------------
             2002-2004 CYCLE                            2002-2004 CYCLE
                  TOTAL                            RETURN ON AVERAGE CAPITAL
           STOCKHOLDER RETURN                          INVESTED ("ROACI")
           ("TSR") VS. S&P 500                 -------------------------------
     --------------------------------                           PERCENTAGE OF
                        PERCENTAGE OF            THREE-YEAR      PERFORMANCE
       THREE-YEAR        PERFORMANCE               AVERAGE       SHARE UNITS
       AVERAGE TSR       SHARE UNITS                ROACI        EARNED OUT
       VS. S&P 500       EARNED OUT            -------------------------------
     --------------------------------           17 and above%      100%
     90th percentile                                 16%            90%
        and above           100%                     15%            80%
          80th               90%                     14%            70%
          70th               85%                     13%            60%
          60th               80%                     12%            50%
          50th               75%                     11%            40%
          40th               50%                     10%            30%
          30th               30%                     9%             20%
     25th and below           0%                     8%             10%
     --------------------------------             Below 8%           0%
                                               -------------------------------

                         -------------------------------
                                 2002-2004 CYCLE
                             OPERATING RATIO ("OPR")
                         -------------------------------
                                         PERCENTAGE OF
                           THREE-YEAR     PERFORMANCE
                           NS AVERAGE     SHARE UNITS
                               OPR        EARNED OUT
                         -------------------------------
                          75% or below       100%
                               80%            75%
                               85%            50%
                               90%            25%
                            Above 90%          0%
                         -------------------------------

     For 2002, Mr. Goode was granted options (including 4,446 incentive stock options that may receive capital gains treatment) on 650,000 shares of NS common stock and the opportunity to earn up to 125,000 performance shares; the other four Named Executive Officers as a group were awarded options (including in the case of each such officer, 4,446 incentive stock options that may receive capital gains treatment) on a total of 700,000 shares of NS common stock and the opportunity to earn up to 135,000 performance shares.

     In summary, the C&N Committee and the PBC Committee believe that the compensation program for Executive Officers, including the Named Executive Officers, is designed to offer opportunities competitive with those of similar positions at comparable American corporations. More importantly, these Committees believe each Executive Officer's compensation has been appropriately structured and administered so that a substantial component of total compensation is dependent upon, and directly related to, the Corporation's efficient use of assets, its profitability and the total returns to its stockholders.

     Section 162(m) of the Internal Revenue Code limits to $1 million the corporate federal income tax deduction for certain "non-performance based" compensation paid in a year to any of the Corporation's Executive Officers. Each Committee has carefully considered the Corporation's executive compensation program in light of the applicable tax rules. Accordingly, the Corporation amended the Long-Term Incentive Plan in 1995 with stockholder approval to permit the grant of stock options that meet the requirements of Section 162(m), and stockholders last approved the Plan in 2001. However, each Committee believes that tax-deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. As a result, each Committee reserves and will exercise its discretion in this area so as to serve the best interests of the Corporation and its stockholders.

           NS Compensation and                   NS Performance-Based
           Nominating Committee                  Compensation Committee

           Gene R. Carter, CHAIRMAN              Gene R. Carter, CHAIRMAN
           Landon Hilliard, MEMBER               Jane Margaret O'Brien, MEMBER
           Jane Margaret O'Brien, MEMBER         Harold W. Pote, MEMBER
           Harold W. Pote, MEMBER


                                PERFORMANCE GRAPH

     The performance graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the S&P Composite 500 Stock Index and a published industry index has been omitted because the Company's Common Stock is owned entirely by NS and is not publicly traded.


                   APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTS

     The Board of Directors has appointed the firm of KPMG LLP, independent public accountants ("KPMG"), to audit the books, records and accounts of the Company for the fiscal year ending December 31, 2003. This firm has acted as auditors for the Company since 1982, and also provides services to NS.

     All services rendered by KPMG to the Company in 2002 were approved in advance or ratified by the Audit Committee of the NS Board of Directors ("NS Audit Committee"). Beginning November 26, 2002, the NS Audit Committee requires that management obtain the prior approval of the NS Audit Committee for all audit and non-audit services to be provided by KPMG.

     For the fiscal year ended December 31, 2002, KPMG performed the following services for NS and the Company:

     AUDIT FEES
     ----------

     In fiscal 2002, KPMG performed audit services consisting of the annual audit of the consolidated financial statements of NS and its subsidiaries, including the Company, and limited reviews of quarterly financial statements; NS and the Company paid an aggregate amount of $1,251,525 in connection therewith.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
     ------------------------------------------------------------

     KPMG did not perform nor bill NS or the Company for services relating to financial information systems design and implementation during fiscal 2002.

     ALL OTHER FEES
     --------------

     KPMG also performed certain other services consisting principally of examination of internal control over financial reporting, employee benefit plan audits, audits of unconsolidated subsidiaries and affiliates, tax services consisting principally of general tax advice pertaining to customary business matters and assistance with IRS interest claims and state tax planning, accounting and financial reporting consultations and information security and technology project reviews, including security project and quality assurance reviews, enterprise intrusion detection, and security classification of corporate data. KPMG also performed various IT project reviews not related to information security, including a review of changes to the Shared Assets Area (Conrail) operating system. The aggregate fees billed by KPMG for services rendered to NS and the Company, other than the services described under the caption "Audit Fees," were $2,602,155.

     Under disclosure rules not yet effective, the sum of KPMG's "Audit Fees," "Audit-Related Fees" and "Tax Fees" exceeds the remaining non-audit fees under "All Other Fees" for 2002.

     KPMG has represented to the Board of Directors that its fees are customary.

     The Board of Directors has considered and concluded that the provision of services other than audit services by KPMG is compatible with maintaining KPMG's independence.

     Representatives of KPMG are expected to be present at the 2003 Annual Meeting with the opportunity to make a statement if they so desire and available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for a stockholder proposal for the 2004 Annual Meeting of Stockholders to be eligible for inclusion in the Company's proxy statement and form of proxy, it must be RECEIVED by the Corporate Secretary, Norfolk Southern Railway Company, Three Commercial Place, Norfolk, Virginia 23510-9219, no later than December 9, 2003.

                                     By order of the Board of Directors,
                                             REGINALD J. CHANEY,
                                            CORPORATE SECRETARY.

                          \/ DETACH PROXY CARD HERE \/
--------------------------------------------------------------------------------

                        NORFOLK SOUTHERN RAILWAY COMPANY
              THREE COMMERCIAL PLACE, NORFOLK, VIRGINIA 23510-2191

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Reginald J. Chaney, David R. Goode or Henry C. Wolf, and each or any of them, proxy for the undersigned, with full power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of Stockholders of Norfolk Southern Railway Company to be held at Three Commercial Place, Norfolk, Virginia, on Tuesday, May 27, 2003, and any adjournments, postponements or reschedulings thereof, upon the matters more fully set forth in the Proxy Statement, dated April 7, 2003, and to transact such other business, as properly may come before such meeting(s).

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR.

        (Continued, and to be MARKED, DATED AND SIGNED on the other side)




                                             NORFOLK SOUTHERN RAILWAY COMPANY
                                             P.O. BOX 11139
                                             NEW YORK, N.Y. 10203-0139


To change your address, please mark this box [_]

     \/ DETACH PROXY HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET \/
--------------------------------------------------------------------------------

+---+               [X]
|   |
+---+     VOTES MUST BE INDICATED
         (X) IN BLACK OR BLUE INK.

     1.   Election of Director

     Nominee-L. I. Prillaman

FOR the nominee       WITHHOLD AUTHORITY to vote
listed above.   [_]   for the nominee listed above. [_]

IN ADDITION, IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.














                           Date  Share Owner sign here  Co-Owner sign here
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